EXHIBIT 99.1

        PRESS RELEASE, DATED AUGUST 24, 1998

 WIRELESS ONE, INC. ANNOUNCES SUCCESSFUL COMPLETION
               OF CONSENT SOLICITATION

          Jackson,  MS,  August  24, 1998 -- Wireless
One, Inc. announced today that it  has  obtained  the
requisite consents from registered holders of its 13%
Senior Notes due October 15, 2003 and 13 1/2 % Senior
Discount  Notes  due  August 1, 2006 and has executed
supplemental  indentures   amending   the  Indentures
pursuant to which such Notes were issued,  permitting
the  Company  to  borrow,  and  its  subsidiaries  to
guarantee, in each case on a secured basis,  pursuant
to a proposed note facility from Merrill Lynch Global
Allocation  Fund,  Inc.   The  consent  solicitation,
which expired at 5:00 p.m., New York City time, on August 21, 1998, yielded consents from a majority of the holders of the Company's 13% Senior Notes due
October 15, 2003 and the Company's 13  1/2  %  Senior
Discount Notes due August 1, 2006.

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